FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   February 16, 2006

Poore Brothers, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14556	86-0786101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 S. La Cometa Dr. Goodyear, AZ		85338
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (623) 932-6200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.                                          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in our Current Report on Form 8-K filed on February 15, 2006, as amended February 16, 2006, the Company announced on February 15, 2006 that Shannon Bard had resigned from the Company’s Board of Directors. Mr. Bard was a member of the Company’s Audit Committee, and, as a result of his resignation, the composition of the Company’s Audit Committee was reduced from three members to two members. The Company provided notice of Mr. Bard’s resignation to The Nasdaq Stock Market, or Nasdaq, on February 16, 2006. Later on February 16, 2006, Ashton D. Asensio was appointed to the Company’s Board of Directors and appointed to the Audit Committee, and the Company notified Nasdaq of the appointments promptly thereafter.

Nasdaq’s Marketplace Rule 4350(d)(2)(A) requires, among other things, that the Company’s Audit Committee have at least three members. On February 17, 2006, the Company received a letter from the Nasdaq Listing Qualifications Department indicating that the Company was not in compliance with Nasdaq Marketplace Rule 4350(d)(2)(A) with respect to audit committee composition requirements as a result of Mr. Bard’s resignation on February 15, 2006. As a result of the appointment of Ashton D. Asensio to the Audit Committee on February 16, 2006, however, Nasdaq indicated in the letter that the Company has remedied its noncompliance with the audit committee composition requirements of Nasdaq Marketplace Rule 4350(d)(2)(A). Accordingly, Nasdaq indicated in the letter that the Company is now in compliance with the requirements for continued listing set forth in Nasdaq Marketplace Rule 4350(d)(2)(A) and, subject to the issuance of a press release in accordance with the requirements of Nasdaq Marketplace Rule 4803(a), the matter is now closed. A copy of this letter is attached hereto as Exhibit 99.1. On February 21, 2006, the Company issued a press release with respect to the foregoing in accordance with Nasdaq Marketplace Rule 4803(a). A copy of this press release is attached hereto as Exhibit 99.2.

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 21, 2006, the Company announced the appointment of Ashton D. Asensio to the position of Director effective February 16, 2006. The Company’s Board of Directors determined that Mr. Asensio qualifies an “independent director” pursuant to the independence standards set forth in Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended, and Nasdaq Marketplace Rule 4200(a)(15), and that Mr. Asensio meets the further requirements of Nasdaq Marketplace Rule 4350(d)(2)(A). A copy of the press release announcing this appointment is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Mr. Asensio, 61, has served as a financial and operations consultant since 2003. From 2001 to 2003, Mr. Asensio was General Manager and Chief Financial Officer of Apex Security Group, LLC, managing day-to-day operations. During his career, Mr. Asensio has served several companies as Chief Financial Officer and was an audit manager for KPMG. Mr. Asensio received his Bachelor of Science degree in accounting from Florida Atlantic University and received his Master of Accounting degree from Florida State University.

There is no arrangement or understanding between Mr. Asensio and any other person pursuant to which Mr. Asensio was appointed as a Director of the Company and a member of the Company’s Audit Committee. There are no transactions in which Mr. Asensio has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(c)          Exhibits

Exhibit 99.1    Letter dated February 17, 2006 from the Nasdaq Listing Qualifications Department to Poore Brothers, Inc.

Exhibit 99.2    Press release announcing the appointment of Mr. Ashton Asensio as New Independent Director and Audit Committee Member.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Poore Brothers, Inc.

Date: February 21, 2006	/s/ Eric J. Kufel
Eric J. Kufel
Chief Executive Officer